Exhibit 10.1

Amendment to
Loan Agreement

Borrowers:	CalAmp Corp., a Delaware corporation
CalAmp Products, Inc., a Delaware corporation
CalAmp Wireless Networks Corporation (formerly Dataradio
Corporation), a Delaware corporation

Address:	1401 N. Rice Avenue
Oxnard, California 93030

Date:	August 15, 2011

    THIS AMENDMENT TO LOAN AGREEMENT is entered into between SQUARE 1 BANK (“Lender”) and the borrower named above (“Borrower”).

    The Parties agree to amend the Loan and Security Agreement between them, dated December 22, 2009 (as amended, the “Loan Agreement”), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

    1. Credit Limit; New Term Loan. The portion of Section 1 of the Schedule to the Loan Agreement, which presently reads as follows:

“1.	Credit Limit (Section 1.1): An amount not to exceed the lesser of (a) and (b) below:

	“(a)	a total of $12,000,000 at any one time outstanding (the “Maximum Credit Limit”); or

	“(b)	85% (an “Advance Rate”) of the amount of Borrower’s Eligible Accounts (as defined in Section 8 above).

“Lender may, from time to time, adjust the Advance Rate, in its Good Faith Business Judgment, upon notice to the Borrower, based on changes in collection experience with respect to Accounts, or other issues or factors relating to the Accounts or other Collateral or Borrower. In Lender’s discretion Loans may be made separately to each Borrower based on the Eligible Accounts of each Borrower.”

Amendment to Loan Agreement

is hereby amended to read as follows:

“The ‘Credit Limit’ shall be an amount equal to the combined maximum amount of the Term Loan and the Revolving Loans set forth below.

“(a)	Revolving Loans. The Revolving Loans shall be in an amount up to the lesser of the following:

	“(i)	An amount equal to $12,000,000 minus the unpaid principal balance of the Term Loan from time to time outstanding; or

	“(ii)	85% (the ‘Advance Rate’) of the amount of Borrower’s Eligible Accounts (as defined in Section 8 above).

“Lender may, from time to time, adjust the Advance Rate, in its Good Faith Business Judgment, upon notice to the Borrower, based on changes in collection experience with respect to Accounts, or other issues or factors relating to the Accounts or other Collateral or Borrower. In Lender’s discretion Revolving Loans may be made separately to each Borrower based on the Eligible Accounts of each Borrower.

“(b)	Term Loan.

“(i)
Term Loan Amount; Disbursement. The Term Loan shall be in the original principal amount of $3,000,000, and, subject to the terms and conditions in this Agreement, shall be disbursed to the Borrower, in one disbursement, on or about August 15, 2011, provided that disbursement of the Term Loan is conditioned on the Subordinated Debt being concurrently paid in full.

“(ii)
Principal Payments. The principal of the Term Loan shall be repaid in monthly principal payments of $100,000 each, commencing on April 1, 2012, and continuing on the first day of each month thereafter until the Maturity Date (as defined below), on which date the entire unpaid principal balance of the Term Loan and all accrued and unpaid interest thereon shall be due and payable.

Amendment to Loan Agreement

“(iii)	Interest Payments. Accrued interest on the Term Loan shall be paid monthly as provided in Section 1.2 of this Loan Agreement.”

    2. Reduction in Interest Rate. The portion of Section 2 of the Schedule to the Loan Agreement, which presently reads as follows:

“A rate equal to the Prime Rate in effect from time to time, plus 2% per annum, provided that the interest rate in effect on any day shall not be less than 6% per annum, and provided that interest in each month shall not be less than $20,000.”

is hereby amended to read as follows:

“A rate equal to the Prime Rate in effect from time to time, plus 1% per annum.”

    3. Increase in Permitted Other Investments. Clause (ix) of the definition of “Permitted Investments” in Section 8 of the Loan Agreement, which presently reads as follows:

“(xi) other Investments not exceeding $100,000 in the aggregate at any one time.”

is hereby amended to reads as follows:

“(xi) other Investments not exceeding $1,000,000 in the aggregate at any one time.”

    4. New Maturity Date. Section 4 of the Schedule to the Loan Agreement is amended to read as follows:

“4. Maturity Date (Section 6.1): August 15, 2014.”

    5. Modification to Minimum EBITDA Covenant. The portion of Section 5 of the Schedule to the Loan Agreement, which presently reads as follows:

Six Months Ending	Minimum EBITDA
3/26/2011	$1,500,000
4/23/2011	$1,500,000
5/28/2011	$1,500,000
6/25/2011	$1,500,000
7/23/2011	$1,500,000

Amendment to Loan Agreement

8/27/2011	$2,000,000
9/24/2011	$2,000,000
10/22/2011	$2,000,000
11/26/2011	$2,000,000
12/24/2011	$2,000,000
1/21/2012	$2,000,000
2/25/2012	$2,000,000

is hereby amended to read as follows:

Six Months Ending	Minimum EBITDA
3/26/2011	$1,500,000
4/23/2011	$1,500,000
5/28/2011	$1,500,000
6/25/2011	$1,500,000
7/23/2011	$2,500,000
8/27/2011	$2,500,000
9/24/2011	$2,500,000
10/22/2011	$2,500,000
11/26/2011	$2,500,000
12/24/2011	$2,500,000
1/21/2012	$2,500,000
2/25/2012	$2,500,000

    6. Addition of Debt Service Coverage Ratio Covenant. The following is added to the end of Section 5 of the Schedule to the Loan Agreement:

“In addition to the covenants set forth above, Borrower shall maintain a Debt Service Coverage Ratio of not less than 1.50 to 1.00 for each twelvemonth period ending at the end of each fiscal month, commencing with the twelve-month period ending August 27, 2011 and continuing with the twelve-month period ending September 24, 2011 and each twelve-month period ending at the end of each fiscal month thereafter (collectively, the ‘Applicable Periods’).

“As used herein, ‘Debt Service Coverage Ratio’ means the ratio of

Amendment to Loan Agreement

“(i) Borrower’s EBITDA for the Applicable Period, minus Borrower’s capital expenditures actually made (other than capital expenditures which are financed) for the Applicable Period,

“TO

“(ii) the sum of (A) the Term Loan principal payments falling due in the next 12 months following the end of the Applicable Period, plus (B) interest on the Revolving Loans and the Term Loan for the Applicable Period.”

    7. Conforming Amendments.

       7.1 Section 1.1 of the Loan Agreement is amended to read as follows:

“1.1 Loans. Lender will make loans to Borrower (the ‘Loans’), in the amounts (the ‘Credit Limit’) shown on the Schedule, consisting of a Term Loan (the ‘Term Loan’) and Revolving Loans (the ‘Revolving Loans’), subject to the provisions of this Agreement and subject to, in the case of the Revolving Loans, deduction of Reserves for accrued interest and such other Reserves as Lender deems proper from time to time in its Good Faith Business Judgment.”

       7.2 References in Sections 1.6, 4.1, and 4.4 of the Loan Agreement to “Loans” shall be deemed to refer to “Revolving Loans”.

       7.3 The portion of Section 1.2 of the Loan Agreement, which presently reads “Accrued interest shall be payable monthly, on the last day of the month . . .” is amended to read as follows:

“Accrued interest for each month shall be payable monthly, on the first day of the following month . . .”

    8. Permitted Subordinated Debt Payments. Lender consents to Borrower making principal payments on Subordinated Debt in the total amount of $5,000,000, plus accrued interest, prior to, or concurrently with the disbursement of the Term Loan.

    9. Fee. In consideration for Lender entering into this Amendment, Borrower shall concurrently pay Lender a fee in the amount of $60,000, which shall be non-refundable and in addition to all interest and other fees payable to Lender under the Loan Documents. Lender is authorized to charge said fee to Borrower’s loan account or any of Borrower’s deposit accounts with Lender.

    10. Representations True. Borrower represents and warrants to Lender that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date.

    11. General Release. In consideration for Lender entering into this Amendment, Borrower hereby irrevocably releases and forever discharges Lender, and its successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, participants, and each of them (collectively, the “Releasees”), from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, which Borrower now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Amendment (collectively, the “Released Claims”). Borrower hereby irrevocably waives the benefits of any and all statutes and rules of law to the extent the same provide in substance that a general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release, and Borrower irrevocably waives any benefits it may have under California Civil Code Section 1542 which provides: "A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor. Borrower represents and warrants that it has not assigned to any other Person any Released Claim, and agrees to indemnify Lender against any and all actions, demands, obligations, causes of action, decrees, awards, claims, liabilities, losses and costs, including but not limited to reasonable attorneys' fees of counsel of Lender’s choice and costs, which Lender may sustain or incur as a result of a breach or purported breach of the foregoing representation and warranty.

Amendment to Loan Agreement

     12. Governing Law; Jurisdiction; Venue. This Amendment and all acts, transactions, disputes and controversies arising hereunder or relating hereto, and all rights and obligations of the parties shall be governed by, and construed in accordance with, the internal laws (and not the conflict of laws rules) of the State of California. All disputes, controversies, claims, actions and other proceedings involving, directly or indirectly, any matter in any way arising out of, related to, or connected with, this Amendment or the relationship between Borrower and Lender, and any and all other claims of Borrower against Lender of any kind, shall be brought only in a court located in Los Angeles County, California, and each party consents to the jurisdiction of any such court and the referee referred to in Section 9.20 of the Loan Agreement, and waives any and all rights the party may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding, including, without limitation, any objection to venue or request for change in venue based on the doctrine of forum non conveniens; provided that, notwithstanding the foregoing, nothing herein shall limit the right of Lender to bring proceedings against Borrower in the courts of any other jurisdiction. Borrower consents to service of process in any action or proceeding brought against it by Lender, by personal delivery, or by mail addressed as set forth in the Loan Agreement or by any other method permitted by law.

     13. Dispute Resolution. The provisions of Section 9.20 of the Loan Agreement relating to dispute resolution shall apply to this Amendment, and the terms thereof are incorporated herein by this reference.

     14. General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Lender and Borrower, and the other written documents and agreements between Lender and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Lender and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

Amendment to Loan Agreement

     15. Mutual Waiver of Jury Trial. LENDER AND BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT IT MAY BE WAIVED. EACH OF THE PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), ACTION OR INACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY LENDER OR BORROWER, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM. IF FOR ANY REASON THE PROVISIONS OF THIS SECTION ARE VOID, INVALID OR UNENFORCEABLE, THE SAME SHALL NOT AFFECT ANY OTHER TERM OR PROVISION OF THIS AMENDMENT, AND ALL OTHER TERMS AND PROVISIONS OF THIS AMENDMENT SHALL BE UNAFFECTED BY THE SAME AND CONTINUE IN FULL FORCE AND EFFECT.

[Signatures on Next Page]

Amendment to Loan Agreement

Borrowers:

CalAmp Corp.		CalAmp Products, Inc.

By	/s/ Richard Vitelle	By	/s/ Garo Sarkissian
Name	Richard Vitelle	Name	Garo Sarkissian
Title	VP Finance & CFO	Title	Vice President

CalAmp Wireless Networks Corporation

By	/s/ Garo Sarkissian
Name	Garo Sarkissian
Title	Vice President

Lender:

Square 1 Bank

By	/s/ Richard Suhl
Title	S.V.P.